Exhibit 99.2

Axonyx and TorreyPines Therapeutics merge to create premier biopharmaceutical company focused on diseases and disorders of the central nervous system

ABOUT THE TRANSACTION

On June 8, 2006, Axonyx Inc. (Nasdaq: AXYX) and privately held TorreyPines Therapeutics, Inc. announced that they have entered into a definitive merger agreement. The resulting company will be named TorreyPines Therapeutics, headquartered in San Diego, California and traded on the NASDAQ Stock Market under the proposed ticker symbol “TPTX.”

Terms

•	Tax-free stock for stock merger
•	Pro forma ownership of combined company
-	Approximately 58% TorreyPines shareholders
-	Approximately 42% Axonyx shareholders
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In addition, TorreyPines preferred shareholders receive warrants to purchase combined company shares that, if fully exercised at closing, give TorreyPines shareholders approximately 62% of the combined company

-	Relative percentages adjusted if either party out-licenses one or more product candidates prior to closing
•	Subject to customary and other closing conditions including shareholder approval
•	Transaction expected to close during the fourth quarter of 2006
•	Board of Directors to consist of five current TorreyPines directors and three current Axonyx directors

ADVANTAGES OF THE AXONYX AND TORREYPINES COMBINATION

•	Robust and more diversified CNS pipeline to lower development risk
•	Combined company will have eight product candidates
-	Novel parenteral and oral product candidates for pain
-	Exceptional portfolio of six Alzheimer’s disease (AD) product candidates
-	Four of eight product candidates in the clinic
•	Sufficient cash to advance multiple product candidates to value-creating milestones
•	Well capitalized – the pro forma combined company had more than $80 million in cash at March 31, 2006
•	Drug discovery capability to fuel ongoing product development
•	Established infrastructure and experienced leadership that has a track record in bringing pharmaceuticals to market

UPCOMING MILESTONES

During the next 12 months, TorreyPines and Axonyx anticipate several key milestones related to their product candidates. Among these include the following:

•	TorreyPines’ lead compound, tezampanel, is expected to enter a Phase IIb clinical trial for the treatment of migraine
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TorreyPines expects to file an Investigational New Drug (IND) application and then begin a Phase I trial for NGX426, the oral prodrug of tezampanel and the company’s follow-on compound for migraine and chronic pain

•	Axonyx will complete its ongoing Phase I trials with Posiphen™ for the treatment of AD progression
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Data will become available from TorreyPines’ Phase I single dose study evaluating NGX267, the company’s lead muscarinic agonist, in healthy elderly volunteers – a population reflecting the age of the primary AD population

•	TorreyPines plans to initiate a multiple dose Phase I safety study with NGX267
•	Axonyx to begin a Phase I clinical trial with BNC, its highly selective butyrylcholinesterase inhibitor for the treatment of severe AD

COMBINED PRODUCT PIPELINE

MANAGEMENT

Dr. Neil Kurtz, President and Chief Executive Officer

Dr. Kurtz is an accomplished clinician with more than 25 years of global executive management experience in pharmaceutical and healthcare provider companies. Prior to joining TorreyPines Therapeutics, Dr. Kurtz co-founded Worldwide Clinical Trials, a contract research organization, where he held the positions of President and Chief Executive Officer until its acquisition by UnitedHealth Group (UHG) in September 1999. After the acquisition, Dr. Kurtz became President of Ingenix Pharmaceutical Services, a division of UHG, and also served as a member of the UHG Executive Board until joining TorreyPines Therapeutics. Dr. Kurtz’s career includes senior positions with Boots Pharmaceuticals, Bayer Corporation, Bristol-Myers Squibb Company, and Merck. Over the course of his career, Dr. Kurtz played instrumental roles in numerous New Drug Applications (NDA) submissions and successfully brought multiple pharmaceuticals to market, including the anti-obesity drug Meridia® Pepcid® for pain related to stomach ulcers; and the anti-anxiety therapy BuSpar®.

Evelyn Graham, Chief Operating Officer

Prior to joining TorreyPines Therapeutics, Ms. Graham was Executive Director, Development Operations at Purdue Pharma. In this capacity, she managed global operations supporting a portfolio of marketed and early to late-stage pain compounds. Ms. Graham has 19 years clinical development experience and a proven track record of establishing and running development operations for pharmaceutical and contract research organizations. Ms. Graham was Senior Vice President of Business Development at Ingenix Pharmaceutical Services, a division of UnitedHealth Group (UHG), and Vice President of Clinical Operations at Worldwide Clinical Trials, prior to its acquisition by UHG. Her pharmaceutical experience includes positions in operations management, healthcare utilization, and organizational planning at Bayer Corporation and Wyeth Pharmaceuticals (formerly Ayerst Laboratories).

Craig Johnson, Chief Financial Officer

Mr. Johnson has served as a senior financial executive in the biotech industry for more than 10 years. Prior to joining TorreyPines Therapeutics, he was Chief Financial Officer and Senior Vice President of Operations at MitoKor and previously held financial management positions at several early-stage technology companies. A Certified Public Account, Mr. Johnson began his career working for the accounting firm Price Waterhouse LLP.

Dr. Michael Murphy, Chief Medical Officer

Prior to joining TorreyPines Therapeutics in 2004, Dr. Murphy was Chief Medical and Scientific Officer for Ingenix Pharmaceutical Services, a division of UnitedHealth Group (UHG), and he also served as liaison with other UHG business units in matters of clinical trial design, regulatory activities and other programs of research. Prior to its acquisition by UHG, Dr. Murphy was Vice President of Scientific Affairs at Worldwide Clinical Trials. Previously, he served as Senior Vice President, Worldwide Clinical Research at Cephalon, Inc., and Vice President, Scientific and Professional Affairs, Neuroscience-Strategic Business Unit, at Hoechst-Roussel Pharmaceuticals.

Dr. Steven Wagner, Chief Scientific Officer

Dr. Wagner co-founded TorreyPines Therapeutics, then named Neurogenetics, in 2000 as its Chief Scientific Officer. Prior, Dr. Wagner was the Director of Protein Biochemistry at SIBIA Neurosciences. He served as the program head of SIBIA’s Alzheimer’s disease drug discovery collaboration with Bristol-Myers Squibb (BMS). This collaboration resulted in the first gamma-secretase inhibitor for Alzheimer’s disease to reach the clinic. Dr. Wagner was a member of SIBIA’s Strategic Planning and Drug Discovery Steering Committees and a member of the Joint Steering Committee between SIBIA and BMS. Dr. Wagner is an inventor on numerous patents and patent applications and has published over 50 chapters and research papers in the top scientific journals. Prior to leading SIBIA’s Alzheimer’s disease drug discovery efforts, Dr. Wagner was a Research Associate Professor in the Department of Microbiology and Molecular Genetics at the University of California at Irvine where he co-authored the initial purification and identification of the human amyloid precursor protein.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the Merger, Axonyx and TorreyPines Therapeutics intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Axonyx and TorreyPines Therapeutics are urged to read these materials when they become available because they will contain important information about Axonyx, TorreyPines Therapeutics and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Axonyx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Axonyx by directing a written request to: Axonyx, 500 Seventh Avenue, 10th Floor, New York, NY 10018, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger. Axonyx and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Axonyx in connection with the merger. Information about those executive officers and directors of Axonyx and their ownership of Axonyx’s common stock is set forth in Axonyx’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Axonyx and its executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ABOUT AXONYX

Axonyx Inc. is a U.S.-based biopharmaceutical company engaged in the acquisition and development of proprietary pharmaceutical compounds for the treatment of CNS disorders. Axonyx currently has three compounds in development for Alzheimer’s disease, namely Phenserine - a potential symptomatic and disease progression treatment of mild to moderate Alzheimer’s disease (AD), Posiphen™ - a potential disease progression treatment for AD now in Phase I, and BisNorCymserine (BNC) - a potential symptomatic treatment of severe AD now in pre-Investigational New Drug (IND) stage. Additional information can be found at www.axonyx.com.

ABOUT TORREYPINES THERAPEUTICS

TorreyPines Therapeutics, Inc. is a biopharmaceutical company that discovers and develops small molecule drugs to treat diseases and disorders of the central nervous system. Led by an accomplished management team, TorreyPines is leveraging novel drug targets and technologies to deliver new therapies for migraine, chronic pain, including neuropathic pain, and Alzheimer’s disease. Its therapies are intended to offer significant advantages over current therapies. Further information is available at www.torreypinestherapeutics.com.

AXONYX CONTACTS:

Axonyx Inc.

Colin Neill

Chief Financial Officer

212-645-7704

The Ruth Group

John Quirk (investors)

646-536-7029

Jason Rando (media)

646-536-7025

TORREYPINES CONTACTS:

TorreyPines Therapeutics, Inc.

Craig Johnson

Chief Financial Officer

858-623-5665 Ext. 158

Rx Communications Group, LLC

Rhonda Chiger (investors)

917-322-2569

Patricia Garrison (media)

917-322-2567

Safe Harbor

This document contains forward-looking statements or predictions, including statements regarding the potential closing of the proposed merger between Axonyx and TorreyPines Therapeutics, the trading of the combined company’s stock on the NASDAQ Stock Market, the amount of cash expected to be held by the combined company at closing, the timing for anticipated occurrence of key milestones related to each company’s product candidates, the characteristics and possible uses of the product candidates of each of Axonyx and TorreyPines Therapeutics, the expected advantages of combining Axonyx and TorreyPines Therapeutics, and the expected timing of closing of the merger. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including the possibility that the proposed transaction with TorreyPines Therapeutics may not ultimately close for any of a number of reasons, including, but not limited to, Axonyx not obtaining shareholder approval of the issuance of shares and warrants in the merger, the change in control resulting from the merger or the reverse split of Axonyx common stock; TorreyPines Therapeutics not obtaining shareholder approval of the merger, the possibility that NASDAQ will not approve the listing of the combined company’s shares for trading on the NASDAQ Stock Market or that the combined company will not be able to meet the continued listing requirements after the closing of the merger; that Axonyx and TorreyPines Therapeutics will forego business opportunities while the merger is pending; that prior to the closing of the proposed transaction, the businesses of the companies, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Axonyx and TorreyPines Therapeutics may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the merger.

This document may contain forward-looking statements or predictions. These statements represent our judgment to date, and are subject to risks and uncertainties that could materially affect the Company, including those risks and uncertainties described in the documents Axonyx files from time to time with the SEC, specifically Axonyx’s annual report on Form 10-K. Specifically, with respect to our drug candidates Phenserine, Posiphen™ and BisNorCymserine, Axonyx cannot assure that: any preclinical studies or clinical trials, whether ongoing or conducted in the future, will prove successful, and if successful, that the results can be replicated; safety and efficacy profiles of any of its drug candidates will be established, or if established, will remain the same, be better or worse in future clinical trials, if any; pre-clinical results related to cognition and the regulation of beta-APP will be substantiated by ongoing or future clinical trials, if any, or that any of its drug candidates will be able to improve the signs or symptoms of their respective clinical indication or slow the progression of Alzheimer’s disease; any of its drug candidates will support an NDA filing, will be approved by the FDA or its equivalent, or if approved, will prove competitive in the market; or that Axonyx will have or obtain the necessary financing to support its drug development programs. Axonyx cannot assure that it will be successful with respect to identifying a (sub-) licensing partner for any of its compounds. Axonyx undertakes no obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.